AS FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION ON MARCH 28, 2005                         REGISTRATION NO.:
--------------------------------------------------------------------------------


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              FUTURA PICTURES, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

           DELAWARE                                           7200
(State or Jurisdiction of                          (Primary Standard Industrial
Incorporation or Organization)                      Classification Code Number)

                                   56-2495218
                        (IRS Employer Identification No.)


                       17337 VENTURA BOULEVARD, SUITE 208
                            ENCINO, CALIFORNIA 91316
                                 (818) 759-1876
          (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business)

                                   BUDDY YOUNG
                       17337 VENTURA BOULEVARD, SUITE 208
                            ENCINO, CALIFORNIA 91316
                                 (818) 759-1876
            (Name, Address and Telephone Number of Agent for Service)


                          COPIES OF COMMUNICATIONS TO:
                            L. STEPHEN ALBRIGHT, ESQ.
                       17337 VENTURA BOULEVARD, SUITE 208
                            ENCINO, CALIFORNIA 91316
                                 (818) 789-0779


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT

     IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. 9

     IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. 9

     IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(D) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. 9

     IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. 9

                         CALCULATION OF REGISTRATION FEE
======================================================================================
    TITLE OF                      PROPOSED MAXIMUM       PROPOSED          AMOUNT OF
   SECURITIES      AMOUNT TO BE   OFFERING PRICE    MAXIMUM AGGREGATE    REGISTRATION
TO BE REGISTERED    REGISTERED       PER SHARE (1)    OFFERING PRICE          FEE
-----------------  ------------   ----------------  -----------------    ------------
Common Stock        3,000,000         $0.20              $600,000            $70.62

----------

(1) Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(c).

PROSPECTUS

                   Dated March 28, 2005 Subject to Completion

                                    $600,000
                              FUTURA PICTURES, INC.
                        3,000,000 SHARES OF COMMON STOCK

         This is our initial public offering. We are offering up to 3,000,000 shares of our common stock for $0.20 per share with no minimum purchase requirements. Our officers, on a "best efforts" basis, are selling the offering, there is no minimum number of shares that must be sold and there are no escrow arrangements for the proceeds. There is no public market for the shares. The offering will terminate upon the earlier of two years from the date of this prospectus or the listing of our shares in a public market. The price of the common stock has been arbitrarily determined by us.

         PLEASE REVIEW THE "RISK FACTORS" WHICH BEGIN ON PAGE 4. THESE PROVIDE IMPORTANT INFORMATION REGARDING THE RISKS ASSOCIATED WITH THE PURCHASE OF SHARES. YOU SHOULD PURCHASE THESE SHARES ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                    Price to         Offering         Proceeds
                                    Purchasers       Expenses         to Company
--------------------------------------------------------------------------------
Per share.......................... $0.20            $0.02            $0.18
Aggregate.......................... $600,000         $60,000          $540,000
================================================================================

     Assumes the sale of all 3,000,000 shares of common stock we are offering.





                     This prospectus is dated March__, 2005.

                                TABLE OF CONTENTS


Prospectus Summary.........................................................    3
Risk Factors...............................................................    4
Disclosure Regarding Forward Looking Statements............................    6
Use of Proceeds............................................................    6
Dilution...................................................................    7
Market for Common Equity and Related Stockholder Information...............    9
Determination of Offering Price............................................   10
Management's Discussion and Analysis or Plan of Operation..................   11
Business...................................................................   12
Management.................................................................   18
Certain Relationships and Related Transactions.............................   21
Principal Stockholders ....................................................   22
Plan of Distribution.......................................................   23
Description of Securities..................................................   24
Disclosure of Commission Position on Indemnification for
   Securities Act Liabilities..............................................   24
Legal Matters..............................................................   24
Experts....................................................................   25
Where You Can Find More Information........................................   25
Index to Financial Statements..............................................  F-1
Back Cover of Prospectus....................................... (no page number)

                                   ----------


     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF THE COMPANY'S COMMON STOCK IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION IN THIS PROSPECTUS MAY ONLY BE ACCURATE AS OF THE DATE OF THIS PROSPECTUS REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF OUR COMMON STOCK.

                               PROSPECTUS SUMMARY

THE COMPANY

         Futura Pictures, Inc. (throughout this Prospectus, the terms "we," "us," "our," and "Futura Pictures" refer to Futura Pictures, Inc.) was incorporated in the State of Delaware on December 10, 2003. Our business is the production, and the co-financing of motion pictures whose production budgets are estimated to range between $500,000 and $1,500,000, (referred to in this Prospectus as "low budget films"), produced solely for distribution directly to the domestic and international home video markets.

         Our principal executive offices are located at 17337 Ventura Boulevard, Suite 208 Encino, California 91316. The phone number is (818) 759-1876.

THE OFFERING

         Futura Pictures is offering 3,000,000 of its shares for sale to the public at a price of $0.20 per share.

SHARES OUTSTANDING PRIOR TO OFFERING

         The total number of shares of Futura Pictures's common stock which are issued and outstanding prior to this offering is 1,250,000. No other shares, warrants or options for Futura Pictures's common stock have been issued.

SHARES OUTSTANDING ASSUMING THE ENTIRE OFFERING IS SOLD

         Assuming that all 3,000,000 shares offered for sale by this offering are sold, then the total number of Futura Pictures's issued and outstanding shares would be 4,250,000.

USE OF PROCEEDS

         We estimate the expenses of this offering, such as printing, legal and accounting costs, will be approximately $60,000. We anticipate selling all 3,000,000 shares and having $540,000 in net proceeds available to us. However, we cannot know how many shares will be sold. Accordingly, depending upon the amount of proceeds generated by this offering, we plan to use the balance of the proceeds as follows: 93% for the purpose of optioning or acquiring screenplays for future production, and the co-financing of motion pictures whose production budgets are estimated to range between $500,000 and $1,500,000. These motion pictures will be distributed directly to home video, and will not have any traditional theatrical distribution. We plan to finance 100% of certain films, if and when our capital resources permit. There can be no assurance that our financial resources will ever be adequate enough to finance 100% of the production costs.

         The remaining 7% will be used for general working capital. General working capital funds will be used to pay base salaries to management personnel, script readers and to pay salaries to administrative office personnel, rent, and other general office expenses. The number of people hired will depend upon the funds available to us for these purposes.

                                  RISK FACTORS

         An investment in shares of Futura Pictures common stock involves a high degree of risk. You should carefully consider the following factors and the other information contained in this prospectus before deciding to purchase shares in Futura Pictures.

         You should consider these risks as well as the uncertainties, delays and difficulties normally associated with the development or expansion of any new business, many of which may be beyond our control.

         WITH NO OPERATING HISTORY, IT IS DIFFICULT TO PREDICT WHETHER OR NOT WE WILL BE SUCCESSFUL. We have no operating history. This factor makes it more difficult and riskier for you to estimate our chances for success. We incorporated Futura Pictures on December 10, 2003 and had no operations until January 2005. We initiated our operations on January 19, 2005 when we acquired an option on a screenplay entitled, CASS & KARRI, written by Don Tsuchiyama. Additionally, on January 24, 2005 we acquired an option on a screenplay entitled, LIFE-DOT-COM, written by Frank Gillman. As indicated above, we very recently started our operations, and therefore, the following limited financial information has been included this prospectus:

         OUR INDEPENDENT AUDITORS HAVE EXPRESSED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

         In their report dated March 18, 2005, our independent auditors stated that our financial statements for the year ended February 28, 2005 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of our planned production of films and our current cash resources. Our ability to continue as a going concern is subject to our ability to obtain necessary funding from outside sources, including obtaining funding from the sale of our securities included in this filing, generating positive cash flows form the planned sale of films or obtaining loans and grants from various financial institutions where possible. The going concern qualification in the auditor's report increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

         OUR OPERATIONS WILL REQUIRE OUTSIDE FINANCING THAT MAY NOT BE AVAILABLE TO US OR MAY NOT BE AVAILABLE ON FAVORABLE TERMS. Assuming that we are able to sell all of the shares offered by this prospectus, we believe that will be able to fund operations for the next 12 months. If we sell fewer shares than are offered, we may seek additional equity or debt financing. If this is the case, we may not be able to obtain such financing on favorable terms, if at all. Any equity financing would dilute our existing stockholders' equity. We are unable to predict whether such dilution would be substantial. Any debt financing would increase our need for cash to service the debt. If funding to meet our needs is not available from any of these sources, we may be required to scale back our planned operations.

         NONE OF OUR CURRENT MANAGEMENT HAS AN EMPLOYMENT CONTRACT OR RECEIVES ANY CASH COMPENSATION. Our success depends in large part on the continued service of Buddy Young, our president and chief executive officer, Frank Capra Jr., our vice president of production, Joseph Adelman, our vice president of distribution, Dennis Spiegelman, our director of development, and Mel Powell, director of acquisitions. None of our officers have employment contracts with us. Further, due to our very limited cash resources, none of our officers have received any cash compensation to date and no arrangements have been made or agreed upon with any of them as to cash compensation in the future.

         IF WE WERE TO LOSE THE SERVICES OF OUR CURRENT MANAGEMENT, WE MIGHT NOT BE ABLE TO FIND SUITABLE REPLACEMENTS. As stated above, our success depends in large part on the continued service of our president and chief executive officer, and our vice presidents of production and distribution. The loss of the services of any of these key individuals could have a material adverse effect on our business. Competition for qualified personnel is intense and there are a limited number of people with knowledge of and experience in the motion picture industry who are willing to initially work without receiving compensation. If any of our current officers left us, we might not be able to find qualified replacements and might be forced to make significant changes to our business.

         AS A RESULT OF OUR LIMITED CAPITAL RESOURCES, OUR CURRENT STAFF IS VERY RESTRICTED. Currently we do not have any full time employees. Until cash flow permits, we will continue to utilize independent outside resources and part time personnel for legal, accounting, and administrative functions. Our management devotes approximately 20% of their time to Futura Pictures. All of our current officers have various outside business interests that preclude them from devoting full time to the operations of the Company. We anticipate that each of our officers will be able to devote approximately 20% of their time to our operations. However, we have no control over the amount of time the officers will devote to the Company.

         THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO DEVELOP A PUBLIC MARKET FOR OUR STOCK AND INVESTORS MAY NOT BE ABLE TO SELL THEIR SECURITIES. Currently, there is no trading market for any of our stock. Although we contemplate developing a market for our stock in the future, there can be no assurance that a market for our stock will be created or, if such a market is created, that it will be sustained. Accordingly, purchasers of the stock may have to hold the stock indefinitely. Further, the Securities and Exchange Commission has adopted regulations which define a "Penny Stock" to be any equity security that has a market price (as therein defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For any transactions involving a penny stock , unless exempt, the rules require the delivery, prior to any transaction involving a penny stock by a retail customer, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the Broker/Dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         All statements, other than statements of historical fact, contained within this prospectus constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases you can identify forward-looking statements by terms such as "may," "intend," "might," "will," "should," "could," "would," "expect," "believe," "estimate," "potential," "anticipate" or the negative of these terms, and similar expressions intended to identify forward-looking statements.

         These forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Also, these forward-looking statements present our estimates and assumptions only as of the date of this prospectus. Except for our ongoing obligation to disclose material information as required by federal securities laws, we do not intend to update you concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

         Actual  results  may differ  substantially  from the  results  that the
forward-looking   statements  suggest  for  various  reasons,   including  those
discussed in the section entitled "Risk Factors."

                                 USE OF PROCEEDS

         The following table describes how we plan to allocate the proceeds of this offering, assuming we sell either half or all of the 3,000,000 shares of common stock we are offering:

                                                        Sale of         Sale of
                                                        1,500,000      3,000,000
                                                         Shares          Shares
                                                        (50% of         (100% of
                                                        Offering)      Offering)
                                                        --------        --------

Gross proceeds .................................        $300,000        $600,000

Estimated offering expenses (e.g.,
   printing and mailing costs, legal and
   accounting fees, SEC registration fee,
   and blue sky fees) ..........................          60,000          60,000
                                                        --------        --------

Estimated net proceeds .........................        $240,000        $540,000
                                                        ========        ========

Estimated uses of proceeds

   Acquisition or optioning of screenplays,
      and the co-Financing of low budget films .        $200,000        $500,000

General working capital ........................          40,000          40,000
                                                        --------        --------

                                                        $240,000        $540,000
                                                        ========        ========

         Assuming the sale of 3,000,000 shares in the offering, we believe that the net proceeds of the offering will be sufficient to cover our existing capital needs for at least the next twelve months. If we sell fewer than 3,000,000 shares, we may be required to seek financing from other sources or scale back our business plans accordingly.

         A slightly more detailed analysis of our use of proceeds includes the following. $500,000, representing approximately 93% of the net proceeds, will be used for the acquisition or optioning of screenplays and the co-financing of low budget motion pictures for distribution directly to the domestic and international home video markets. The remaining $40,000, representing approximately 7% of the net proceeds, will be used to pay general and administrative costs during the next 12 months. These costs include professional fees of approximately $24,000, utilities totaling approximately $6,000, and miscellaneous office expense and consulting fees totaling $10,000. We do not anticipate hiring any salaried employees during the next 12 months.

         The amounts allocated as outlined above, will be adjusted in accordance with the results of this offering. If we are not successful in raising the full amount of the offering, each category listed above, will be proportionately decreased.

         If and when Futura Pictures's stock becomes publicly traded, whether on a national exchange, NASDAQ, the OTC Bulletin Board or the Pink Sheets, then this offering will automatically terminate and no further shares offered will be sold. Thus, the amount of proceeds from the sale of shares in this offering may be reduced if Futura Pictures's shares become publicly traded before all 3,000,000 shares are sold.

         If we sell less than fifty percent (50%) of this offering, we will use the proceeds to first pay the costs of this offering, such as printing, legal and accounting costs, which are estimated to be approximately $60,000. The balance of the net proceeds will be used as follows: 80% to 85% for the acquisition or optioning of screenplays and the financing or co-financing of low budget motion pictures; 15% to 20% for general working capital.

                                    DILUTION

         The following table shows the differences in total consideration paid and average price per share of common stock paid by our existing stockholders and by new investors in this offering. The table assumes that we sell various percentages of the shares offered.

                                                                        Percentage of
                                          Percent of        Total           Total        Average
                            Number of       Shares      Consideration   Consideration   Price Paid
                              Shares       Purchased        Paid            Paid        Per Share
                            ----------     ---------    -------------   -------------   ----------
IF WE SELL
1,000,000 (33%)
OF THE SHARES

Existing stockholders        1,250,000         55.6%       $  12,500           5.88%     $   0.01
New investors .......        1,000,000         44.4%       $ 200,000          94.12%     $   0.20
     Total ..........        2,250,000        100.0%       $ 212,500         100.0%      $   0.09
-------------------------------------------------------------------------------------------------

IF WE SELL
2,000,000 (67
OF THE SHARES

Existing stockholders        1,250,000         38.5%       $  12,500           3.0%      $   0.01
New investors .......        2,000,000         61.5%       $ 400,000          97.0%      $   0.20
     Total ..........        3,250,000        100.0%       $ 412,500         100.0%      $   0.13
-------------------------------------------------------------------------------------------------

IF WE SELL
3,000,000 (100
OF THE SHARES

Existing stockholders        1,250,000         29.4%       $  12,500           2.0%      $   0.01
New investors .......        3,000,000         70.6%       $ 600,000          98.0%      $   0.20
     Total ..........        4,250,000        100.0%       $ 612,500         100.0%      $   0.14
-------------------------------------------------------------------------------------------------

     The following table shows the dilution of net tangible book value per share assuming we sell different numbers of shares of common stock in this offering. Net tangible book value per share represents the amount of our total assets ($29,148) as of February 28, 2005) less the amount of our intangible assets and liabilities ($19,208 as of February 28, 2005), divided by the number of shares of common stock outstanding (1,250,000) as of February 28, 2005).

                                                           NUMBER OF SHARES SOLD
                                               1,000,000         2,000,000        3,000,000
                                               ---------         ---------        ---------
Offering price per share of common stock        $ 0.20            $ 0.20           $ 0.20
Net tangible book value per share
    as of February 28, 2005                     $ 0.01            $ 0.01           $ 0.01
Increase in net tangible book value
    per share attributable to new investors     $ 0.08            $ 0.12           $ 0.13
Pro forma net tangible book value per share
    as of February 28, 2005 after the offering  $ 0.09            $ 0.13           $ 0.14
Per share immediate dilution of net tangible
    book value per share to new investors       $ 0.11            $ 0.07           $ 0.06

Percentage Dilution Per Share                      55%              35%               30%


                      MARKET FOR COMMON EQUITY AND RELATED
                               STOCKHOLDER MATTERS

NO PUBLIC MARKET

         There is currently no public market for our common stock. When we receive notice from the Securities and Exchange Commission that this registration statement has become effective, we will seek to have our stock quoted for trading on either the Over-The-Counter Bulletin Board System (also known as "OTCBB") or the Pink Sheets Electronic Quotation Service. There can be no assurance that this registration statement will be declared effective by the Commission or that we will qualify to have our stock quoted on the OTCBB, the Pink Sheets Electronic Quotation System or any stock exchange or stock market.

         Both the OTCBB and the Pink Sheets Electronic Quotation Service have very minimal listing requirements imposed on companies that desire to be listed in their systems.

         The OTCBB requires that the company's stock be registered with the Securities and Exchange commission, that the company be current with its Securities and Exchange Commission flings requirements, and have at lease one
(1) market maker. There are no requirements as to stock price, bid and asked quotes, number of shareholders, the number of shares held by each shareholder, or the number of shares traded.

         The Pink Sheets quotation system requires that the company's stock be registered with the Securities and Exchange Commission, have at least one (1) market maker and have a Form 15-211(c) on file with the National Association of Securities Dealers (also known as the NASD). The Pink Sheets do not have any minimum requirements as to stock price, bid and asked quotes, number of shareholders, the number of shares held by each shareholder, or the number of shares traded.

         If and when Futura Pictures is successful in having its shares listed and publicly traded, this offering will automatically terminate. No shares will be offered for sale or sold under this offering once Futura Pictures's shares become publicly traded. The termination applies to all unsold shares as of the date Futura Pictures's stock becomes publicly traded, regardless of whether the unsold shares are to be sold by Futura Pictures.

COMMON STOCK

         The Company's certificate of incorporation provides for the authorization of 25,000,000 shares of Common Stock, $0.0001 par value. As of February 28, 2005, 1,250,000 shares of Common Stock were issued and outstanding, all of which are fully paid and non-assessable. As of February 28, 2005, there were eight shareholders of record.

         The Company has never declared or paid any cash dividends on its Common Stock. Management currently intends to retain future earnings, if any, for operations and to develop and expand our business. We do not anticipate paying any dividends on our Common Stock in the foreseeable future. Any future determination with respect to the payment of dividends on the Common Stock will be at the discretion of the board of directors and will depend on, among other things, operating results, financial condition and capital requirements, the terms of then-existing indebtedness, general business conditions, and other factors the board of directors deems relevant.

         Each  share  of  our  Common  Stock  is  entitled  to  one  vote.   Our
stockholders have no preemptive rights.

                         DETERMINATION OF OFFERING PRICE

         We have arbitrarily set the offering price for our Common Stock. The offering price does not bear any direct relationship to our book value, contemplated earnings, or any other objective standard of worth. No public market exists for shares of our Common Stock; thus, we have no history of market prices to use as a measure of the value of the shares we are offering.


         If and when we are successful in having our shares listed and publicly traded, thereby creating a market for the stock, this offering will automatically terminate and no further shares will be offered for sale or sold under this offering. The termination will apply to all unsold shares as of the date Futura Pictures' stock becomes publicly traded.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              OR PLAN OF OPERATION

CRITICAL ACCOUNTING POLICIES

         Our discussion and analysis of our financial condition and results of operations are based upon our statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. In consultation with our Board of Directors, we have identified one accounting policy that we believe is key to an understanding of our financial statements. This is an important accounting policy that requires management's most difficult, subjective judgment:

         NON-CASH EQUITY ISSUANCES. We periodically issue shares of our common stock in exchange for, or in settlement of, services. Our management values the shares issued in such transactions at either the then market value of our common stock, as determined by the Board of Directors and after taking into consideration factors such as the volume of shares issued or trading restrictions, or the value of the services received, whichever is more readily determinable.

GENERAL

         Although the Company was incorporated on December 10, 2003, we had no operations until January 2005. As a result, we had no revenue from operations, nor did we incur any expense during fiscal 2004. Therefore, no discussion of that period is presented here.

PLAN OF OPERATION

         During the next 12 months we plan to focus our attention on further developing the two screenplays that were optioned by us earlier this year, acquiring additional literary properties for future motion picture production, raising capital to co-finance films with budgets ranging from $500,000 to $1,500,000, and establishing relationships with motion picture home video distributors.

         We anticipate that the cash provided to us by our president and principal shareholder, under a promissory note dated February 16, 2005, and the proceeds from this offering will be sufficient to fund our cash requirements during the next 12 months. As we cannot predict if and when this prospectus will be declared effective by the Securities and Exchange Commission, nor how successful this offering will be, we are prepared to adjust our expenditures accordingly. Additionally, we may attempt to raise funds from traditional borrowing sources, which will result in further dilution to existing shareholders.

EMPLOYEES

         Due to our very limited financial resources, other than the Company's President, Buddy Young, along with our vice presidents Frank Capra Jr., Joseph Adelman, and Mel Powell, our

Director of acquisitions, all of whom work on a part-time basis and have not yet received any cash compensation from the Company, we have no other full-time or part-time employees. Additionally, we regularly utilize the services of independent firms to handle our accounting and certain administrative matters. If and when our capital resource permits, we will hire full-time professional and administrative employees.

LIQUIDITY AND CAPITAL RESOURCES

         We are a development stage company with no operating history.

         We had a cash balance of $9,940 on February 28, 2005. We have an agreement with our President and majority shareholder to fund any shortfall in cash flow up to $100,000 at 8% interest through February 28, 2006.

         We believe the raising of funds through this offering and further borrowings from our President or traditional borrowing sources will be sufficient to satisfy our budgeted cash requirements through February 28, 2006. Additionally, we may continue to attempt to raise funds through a private placement sale of our common stock. Further, our ability to pursue any business opportunity that requires us to make cash payments would also depend on the amount of funds that we can secure from these various sources. If funding is not available from any of these sources to meet our needs, we will delay any further acquisitions of literary properties, and delay any business transaction requiring the payment of cash.

                                    BUSINESS

DEVELOPMENT OF BUSINESS

         We were incorporated in the State of Delaware on December 10, 2003. During the next twelve months management devoted its time to develop our business plan of producing and co-financing motion pictures whose production budgets are estimated to range between $500,000 and $1,500,000, (referred to in this Prospectus as "low budget films"), produced solely for distribution to the domestic and international home video markets.

         On January 19, 2005 we acquired an option on a screenplay entitled CASS & KARRI, written by Don Tsuchiyama. The plot revolves around two mismatched young women, both accomplished thieves, who are hired to steal a high-tech "invisibility" suit. The intrigue is whether the people who hired them are the good guys they claim to be...or is something far more devious and dangerous behind this caper? The two women, despite mutual disgust for each other, need to figure it out to save their skins.

         Additionally, on January 24, 2005 we acquired an option on a screenplay entitled LIFE-DOT-COM, written by Frank Gillman. The sci-fi comedy plot revolves around a brilliantly-creative but workaholic young woman who is the writer of several internet-broadcast interactive "television" shows, all big hits. A freak power surge, along with the perfect alignment of the planets, zaps her into her own shows, trapped in the world of the characters she has created. The only way out is to find the balance that's been missing in her life.

DESCRIPTION OF BUSINESS

         As stated earlier, our business is the co-financing or producing of motion pictures whose production budgets are estimated to range between $500,000 and $1,500,000, produced solely for distribution to the domestic and international home video markets. These films will mainly be targeted to family audiences, encompassing among others, such genres as sports, sci-fi, mystery, action/adventure and comedy. We do not intend to co-finance or produce any x-rated films.

GENERAL

OVERVIEW OF THE MOTION PICTURE INDUSTRY

         Although our company's business is the producing and co-financing of low budget motion pictures produced solely for distribution to the domestic and international home video markets, we thought it would be helpful to provide you with a general overview of the motion picture industry, and a detailed look at the home video market.

         The industry is dominated by the so-called "major" motion picture studios: Disney (including Miramax Films), MGM-UA, Paramount, Sony Pictures Entertainment (including both Columbia Pictures and Tri-Star Pictures), Twentieth Century Fox, Universal, and Warner Brothers. Each of these major studios is either a large, diversified entertainment corporation or a subsidiary of an "umbrella" corporation, and all have strong, long-standing relationships with creative talent, exhibitors, and others involved in the entertainment industry. The operations of these companies outside of the motion picture industry provide stable revenue sources, which offset variations in the financial performance for their motion picture operations. In addition to the major companies listed above, the industry is comprised of many small independent production and distribution companies.

         The two principal activities of companies in the industry consist of production and distribution. Since we plan to use other companies to distribute the films we co-finance or produce, the discussion below is limited to the production of motion pictures.

PRODUCTION

         Motion picture production breaks down into four stages: development and finance, pre-production, principal photography, and post-production.

DEVELOPMENT AND FINANCE

         Development involves the acquisition of the property that may become the feature film. This process includes reading existing screenplays and untapped books, or hearing creative pitches of ideas and stories, seeking the ones that management believe are the most interesting, entertaining and commercial. Once a story is acquired, in whatever form, it is put into development. In most cases, the development process entails the hiring of a writer to draft a screenplay or re-write the existing screenplay, in order to present it to directors, actors, and financiers to generate their interest in participating in the picture. When the producer is convinced that the screenplay has become strong enough to be commercially viable, the project is packaged with talent and the pre-sale process commences.

         It is at this point that the producer attempts to obtain financing for the project. Sources of financing typically include the major film studios, private investors, publicly or privately raised pools of film investment capital, pre-sales of ancillary rights, and guarantees for United States theatrical distribution rights. Historically, most feature-length films have been financed by the major motion picture distribution companies. These companies advance the entire cost of producing the picture, and then recoups that cost from the revenues generated by the distribution of the picture in all media. This method of studio-production motion picture financing continues to exist, but an increasingly prevalent alternative for smaller production companies is financing obtained either from private investors, from the "pre-sale" of distribution rights, or through a combination of financing from both private investors and pre-sales.

         A producer can obtain an advance payment, known as pre-selling, for licensing (prior to the release of the picture) the right to exhibit or exploit a picture in one or more media in one or more territories. As an example, the producer might pre-sell the rights to exhibition in the domestic territory--the United States and Canada--and pre-sell the foreign territories, individually or in one or more groups, in separate agreements. The rights that a producer may pre-sell include traditional theatrical exhibition, pay television exhibition, domestic network television syndication exhibition, foreign television exhibition, non-theatrical exhibition (such as airlines, armed forces bases, and educational institutions), and DVDs and videocassettes. In some cases, a portion of the pre-sale advance is paid upon execution of the pre-sale agreement or during production of the picture. More commonly, however, the advance is payable, sometimes in installments, upon or immediately following the completion of the picture. In this latter case, the producer may generate production cash by assigning its right to receive payment under the pre-sale agreement to a bank as security for a loan. While institutional production financing tends to be difficult for a for smaller production company to obtain, advantageous pre-sale agreements can tip the scales in the producer's favor. Key factors in making pre-sales are the quality of the screenplay, the director, and the key actors of the picture.

PRE-PRODUCTION

         Once it is determined that a motion picture screenplay has the potential for commercial viability, the producer puts the pre-production phase into action. Key personnel will be hired, building the team of a director, principal and supporting cast, and production personnel. The project will choose production locations and set shooting schedules, create a "story board" for the screenplay, revise and finalize the screenplay, develop a detailed budget, and complete the financing. Producers generally engage in costly pre-production only when they believe the project will become a motion picture, but still these pre-production activities do not ensure that a motion picture will be produced. The producer may not be able to secure all of the elements necessary to the production of a commercially viable picture, and even if all of the elements are secured, the producer may decide not to continue production for any number of creative or economic reasons. Nevertheless, these steps are vital to the completion of the picture and maximize its chances of success.

PRINCIPAL PHOTOGRAPHY

         Principal photography is the actual filming of a motion picture, scene by scene and location by location. During this process, weather at exterior locations, illness of a cast or crew member, and other problems may occur which may delay production and increase costs. Even where principal photography stays on schedule and budget, a review of the daily footage may reveal that some scenes need to be re-filmed. Production budgets will include room for such contingencies, but this reserve may be insufficient and insurance coverage may be inadequate to cover additional costs. While most motion pictures reaching this stage are completed, it is nevertheless possible that funds in excess of the budgeted amount become necessary but are not available. However, the producer will have put all elements into play to ensure the best chance of completion in the commercially viable form intended from the outset.

POST-PRODUCTION

         Post-production involves the editing of the picture, adding of music and sound effects and synchronizing them with the motion picture, and inserting special effects, among other tasks. The motion picture is brought to the completed form called the "answer print." During editing, problems may come to light suggesting that additional photography is needed, or costs may be greater than anticipated. On the whole, however, motion pictures reaching this stage are generally completed. At that point, the film is ready for distribution.

THE HOME ENTERTAINMENT MARKET

         Once a film is completed, the traditional means of distribution has been to the movie houses for public viewing. However, increasingly, the industry now focuses on the delivery of feature films for in-home viewing.

         Home video has become a primary focus of both the entertainment industry and of the consumers who crave motion picture entertainment. Industry resources such as the Video Software Dealer's Association (VSDA) estimate that home video accounts for nearly three times the recent feature-film major-studio revenue than that generated by the traditional theatrical release of the film.

         DVD is now considered to be the centerpiece of home entertainment, with its ease of use, lack of moving parts as compared even to VHS videotapes, and compact size. In addition, home video includes options unavailable to in-theater versions of films: the bonus materials, such as interviews, outtakes, and commentary.

         Along with these attributes, home video has affected consumer habits. A major report in USA Today found that the number of hours spent watching movies at home is increasing steadily, and many consumers say they don't bother going to see a movie in a theater, preferring to wait for the home version to be released. This trend opens the marketplace to direct-to-home-video films, with their significantly lower costs of duplication.

         The market for purchases of home entertainment is at its highest point in history. The Digital Entertainment Group (a trade association of DVD software and hardware companies ("DEG") determined that in 2004 some 37 million new DVD players were sold to consumers. Roughly three-fourths of all television households in the United States, or 70 million, now own a DVD player. In contrast, a CBS News report in 2003 noted that DVD home penetration was only at 50%. Meanwhile, VHS is available in almost every television-viewing home in the United States. Nearly 300 million cassettes were sold in 2003, and although the market penetration of U.S. households with VCRs has nearly reached full penetration, still the numbers increase (from 90% to 91% in 2002 and 2003, respectively).

         The overall sell-through market for home video, including both VHS and DVD, continues to increase. According to VSDA reports, consumer spending on home-video entertainment has increased every year since 1981, to $10.2 billion in 2001, $12.1 billion in 2002, and $14.0 billion in 2003. The projected revenues for 2004 and forward show a trend of expected consistent increases every year as far into the future as 2013.

         DEG estimates that an additional nine million households also have the means to play a DVD on a computer or a game console, even if not on a traditional television screen. DEG estimates that by the end of 2005 the percentage market penetration will increase to 80%.

         In the fourth quarter of 2004, 530 million DVDs were shipped to retailers, an increase of 39% over the same holiday-season period in 2003.

         The overall home video market, including VHS and DVD, increased 9%, with an estimated total of consumer spending on DVD alone of $21.2 billion.

         Driving this market is the timing of the distribution window of feature films to home-video format. Among the distribution channels available to filmmakers are pay-per-view, video-on-demand, premium television, basic cable and network and syndicated television. Because of this highly competitive range of options, the rapid growth of the DVD industry makes the DVD and home-video distribution window a significant advantage to the United States retail home video industry in general.

         The expanding number of venues from which DVD and VHS are purchased has also bolstered the market. Previously, feature films were available on theatrical screens only. Eventually, they came to television. Now, in the VHS and DVD formats, they are available not only at "traditional" video retailers such as Blockbuster, but also at the general chain stores such as Wal-Mart. Thus home-video playback capability exists in most domestic homes, and DVD and videocassettes themselves are more readily available. Each of these factors has combined to explode the market to a public receptive to purchasing DVDs for in-home entertainment.

         The foreign markets are increasingly receptive to the DVD business as well. By way of example, the Australian Film Commission, an agency of that nation's government, estimates that by the end of 2003, DVD players were in 60% of Australian homes. DVD revenue increased from a 2000 level of $69 million to a 2003 level of almost $800 million, an increase of than 1,100%. The industry in Australia is expected to continue to increase. VHS is already almost universally available.

COMPETITION

         The industry is comprised of numerous large, mid-sized, and small independent motion picture production companies. Many of these companies have access to vast financial resources. Additionally, they have established long standing relationships with talent in all areas of motion picture production. We cannot and do not intend to compete with either the large or mid-sized companies. Our plan is to co-finance or produce low budget films that are targeted exclusively for the home video market.

         In addition to the films distributed to the home video market following their theatrical release we will be competing with films produced by companies that produce movies for cable and network television. In many cases these films are then made available to the home video market.

         Our success will depend in large part on our ability to obtain and sustain ongoing relationships with writers, directors, actors, and distributors of motion pictures to the home video market. Additionally, and most importantly, our success is dependant on the quality and entertainment value of the films either co-financed or produced by us.

EMPLOYEES

         Due to our very limited financial resources, other than the Company's President, Buddy Young, along with our vice presidents Frank Capra Jr, Joseph Adelman, and Mel Powell, our Director of Acquisitions, all of whom work on a part time basis and have not yet received any cash compensation from the Company, we have no other full-time or part-time employees. Additionally, we regularly utilize the services of independent firms to handle our accounting and certain legal matters. If and when our capital permits, we will hire full-time professional and administrative employees (SEE Employees in Management's Discussion and Analysis or Plan of Operation, page 11).

DESCRIPTION OF PROPERTY

         We currently utilize at no cost office space consisting of approximately 500 square feet from our Secretary, Director, and corporate attorney, L. Stephen Albright, located at 17337 Ventura Boulevard, Suite 208, Encino, California 91316. We anticipate leasing office space from an unaffiliated third party consisting of approximately 1,000 square feet as soon as cash resources permit.

LEGAL PROCEEDINGS

         As of the date hereof, we are not a party to any material legal proceedings, and we are not aware of any such claims being contemplated against us.

                                   MANAGEMENT

         The following table sets forth the current officers and directors of Futura Pictures:

NAME                                AGE             POSITION
----                                ---             --------

Buddy Young                         69               President, Chief Executive
                                                        Officer, Chief Financial
                                                        Officer and Chairman

Joseph Adelman                      71              Vice President and Director

L. Stephen Albright                 53              Secretary and Director

Frank Capra Jr.                     71              Vice President

Mel Powell                          40              Director

Dennis Spiegelman                   59              Director


         BUDDY YOUNG has served as president, chief executive officer, chief financial officer and chairman of the board of directors of Futura Pictures, Inc. since its inception in December 2003. Additionally, since August 1996, Mr. Young has managed a privately owned merger and acquisition business which does business under the name of Advantage Mergers and Acquisitions. From 1999 through April 29, 2003, Mr. Young served as the chief executive officer and a director of Enhance Biotech, Inc. (f.k.a. Becor Communications, Inc.). In addition, he currently serves as a director of the Wien Group, Inc., a publicly held merchant banking company. Mr. Young was an officer and director of Sporting Magic, Inc., now known as Next, Inc. from August 1998 until he resigned from those positions on February 1, 2002. From March 1998 until July 1999, Mr. Young also served as president, chief executive officer and a director of MGPX Ventures, Inc., now known as Contango Oil & Gas. Mr. Young assisted MGPX Ventures in adopting a new business plan and recruiting new management to implement its operations in the oil and gas exploration industry. From 1992 until July 1996, Mr. Young served as president and chief executive officer of Bexy Communications, Inc., a publicly held company, now known as Cheniere Energy. From June 1983 until December 1991, Mr. Young was president, chief executive officer and a director of Color Systems Technology, Inc., a publicly held company whose stock traded on the American Stock Exchange. Color Systems' major line of business is the use of its patented computer process for the conversion of black and white motion pictures to color. Prior to joining Color Systems, Mr. Young served from 1965 to 1975 as Director of West Coast Advertising and Publicity for United Artists Corporation, from 1975 to 1976 as Director of Worldwide Advertising and Publicity for Columbia Pictures Corp., from 1976 to 1979 as Vice President of Worldwide Advertising and Publicity for MCA/Universal Pictures, Inc., and from 1981 to 1982 as a principal in the motion picture consulting firm of Powell & Young, which represented some of the industry's leading film makers. For over thirty-five years, Mr. Young has been an active member of The Academy of Motion Picture Arts and Sciences and has served on a number of industry-wide committees.

         JOSEPH ADELMAN has served as an officer and director of Futura Pictures since December 2004. Since 1991 he has served as the Chief Executive Officer of International Entertainment Enterprises, a leading independent sales and business representative for United States and international producers and owners of feature films, documentaries and children's animation. He started his entertainment industry career in 1958 when he joined the New York legal department at United Artists Corp. In 1962 he moved to Los Angeles where he assumed the position of Vice-President, West Coast Business Affairs for United Artists. From 1977 to 1979 Mr. Adelman served as the Chief Operating Officer of the Association of Motion Picture & Television Producers, where his responsibilities included negotiating on behalf of the major motion picture companies with Hollywood labor unions and with government regulatory agencies.

        From 1979 to 1983, he served as Vice President of Business Affairs at Paramount Pictures supervising all of the feature film production and distribution negotiations with producers, directors, writers, stars, and composers. In 1983 he co-founded KidPix, a Distributor of children's animated features for worldwide television and home video markets. In 1986, and until he joined International Entertainment Enterprises in 1991, he served as President of distribution at CST Entertainment, where his duties included overall responsibility for negotiating and supervising worldwide television, home video and merchandising licenses for film library consisting of 100 motion pictures plus cartoon series & TV series.

         Mr. Adelman is a graduate of New York University and Harvard law School, and a member of the Bar in both California and New York. He is currently a member of the Executive Branch of the Academy of Motion Picture Arts and Sciences, and the National Association of Television Programming Executives.

         L. STEPHEN ALBRIGHT has served as a director and as secretary of Futura Pictures since its inception in December 2003. He served in the same positions with Sporting Magic Inc., now known as Next, Inc. from September 1998 until January 2000. Since July 2000, Mr. Albright has also served as a consultant and counsel to Advantage Mergers and Acquisitions, a privately held merger and acquisition business. Prior to becoming associated with Advantage Mergers and Acquisitions in July 2000, Mr. Albright was employed as an associate attorney with Wasserman, Comden & Casselman, L.L.P. a law firm located in Tarzana (Los Angeles) California from June, 1994 through June, 2000. Mr. Albright started his own law practice in June, 2000. Mr. Albright received his undergraduate degree in business administration and marketing from West Virginia University in 1975. Following careers in industrial sales and new home construction, Mr. Albright entered Whittier College School of Law in 1980. Mr. Albright was admitted to practice law in the State of California in 1983. Mr. Albright spent approximately half of his legal career in private practice, where he has been primarily engaged in transactional work, business litigation, and providing general legal business advice to clients. Mr. Albright also spent seven years as in-house counsel, vice president, general counsel and secretary to Color Systems Technology, Inc., a publicly-held company whose stock traded on The American Stock Exchange. While with Color Systems, Mr. Albright was responsible for all aspects of the company's business, including annual shareholder's meetings;

preparation and filing of the company's proxy materials, annual reports on Form 10-K, and quarterly reports on Form 10-Q; and drafting and negotiating lease agreements, distribution and licensing agreements and debt and equity funding arrangements.

         FRANK CAPRA JR., has served as an officer of Futura Pictures since December 2004 in the capacity of vice president of production. He has been the President and CEO of EUE Screen Gems Studios, a motion picture and television production studio located in Wilmington, North Carolina, since 1997. The son of famed Hollywood director Frank Capra, he began his career in the entertainment industry more than 40 years ago as a second Assistant Director, progressing to production manager, associate producer and producer. His work includes television, TV movies and feature films, including wide screen and IMAX formats. A short list of his major film projects include: GUNSMOKE, ESCAPE FROM THE PLANET OF THE APES, PLAY IT AGAIN SAM, ESCAPE FROM NEW YORK, and FIRESTARTER. He also was Executive Producer of DEATH BEFORE DISHONOR.

         Frank Capra Jr. teaches classes at the University of North Carolina at Wilmington, in their film studies program, which he started.

         He has a B.A. in Geology from Pomona College and has attended classes at Cal-Tech. Mr. Capra sits on numerous boards, including the Executives Branch of the Academy of Motion Pictures Arts and Sciences, the National Board of the Directors Guild of America and the North Carolina Governor's Film Council. Mr. Capra received a Directors Guild of America award in 2000 in recognition of his instrumental role in transforming Wilmington into a regional production center.

         MEL POWELL has served as a director since December 2004. Mr. Powell brings a background in law, writing, and marketing to the Company. He attended Yale Law School as an undergraduate, and graduated from UCLA Law School in 1988. Mr. Powell is a member of the California Bar Association, and practiced family law from 1988 through 1992 at the Los Angeles based law firm of Trope & Trope. Since 1992 Mr. Powell has been self employed through his privately held company, Breakaway Entertainment. During his time at Breakaway, he has written feature screenplays, teleplays, radio screenplays for Premiere Radio Networks, and screenplays for corporate training videos. Additionally, he is an independent associate with Pre-Paid Legal Services, Inc, a company that provides legal services to middle- and lower-income individuals and families, as well as providing legal and other consultation services to small businesses. He is a member of the Sherman Oaks, CA, Chamber of Commerce and the State Bar of California.

         DENNIS SPIEGELMAN has served as a director of Futura Pictures since December 2004. Mr. Spiegelman is an experienced sales and marketing executive with a successful track record in many aspects of the entertainment industry. He is currently senior vice president of worldwide sales for Axium Entertainment, a privately held technology and financial services provider to the entertainment industry. Prior to rejoining Axium in 2004 he served as vice president of sales and marketing at Cast & Crew Entertainment Services, Inc., a position he accepted in April 1998. From 1995 to April 1998, Mr. Spiegelman was the vice president of sales and marketing for Axium Entertainment, Inc. Both Cast & Crew and Axium specialize in providing payroll and payroll related services to the motion picture and television entertainment industries. Before joining Axium, he held similar positions with AP Services, Inc. and IDC Entertainment Services. During his career of more than 25 years, Mr. Spiegelman has held various other senior positions, including director of operations at Heritage Entertainment, and president and director of All American Group, Inc. While at these companies, Mr. Spiegelman was mainly responsible for the sale of feature films to foreign theatrical, video, and television markets. In addition, Mr. Spiegelman has served as executive producer of the theatrical motion picture entitled NOBODY'S PERFECT and is a past president of Financial, Administrative, and Management Executives in Entertainment, a 50-year-old networking organization for entertainment industry executives.

         Directors are elected in accordance with our bylaws to serve until the next annual stockholders meeting and until their successors are elected and qualified or until their earlier resignation or removal.

         Officers are elected by the board of directors and hold office until the meeting of the board of directors following the next annual meeting of stockholders and until their successors shall have been chosen and qualified. Any officer may be removed, with or without cause, by the board of directors. Any vacancy in any office may be filled by the board of directors.

         There is no family relationship between any director or executive officer of Futura Pictures.

COMPENSATION OF OFFICERS AND DIRECTORS

         To date, as a result of our current limited available cash, no officer or director of Futura Pictures received any cash compensation. We intend to pay salaries when cash flow permits. With the exception of Buddy Young, our president and principal shareholder, each of our directors and executive officers has received 10,000 shares of our common stock as compensation for their work on our behalf. To date, no officer or director has received any stock options or other non-cash compensation, except as disclosed above. We currently have no employment agreement with any officer of Futura Pictures.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We have an agreement with our President and majority shareholder to borrow up to $100,000 at 8% interest through February 28, 2006. Repayment is to be made when funds are available with the balance of principal and interest due December 31, 2006. Through March 18, 2005, the Company has not borrowed any funds under this agreement.

         We currently utilize, at no cost, office space from L. Stephen Albright, our Secretary and member of the board of directors, located at 17337 Ventura Blvd., Suite 208 Encino, CA 91316. We anticipate that for the foreseeable future Mr. Albright will continue to allow us to utilize this space, consisting of a total of approximately 600 square feet, and that it will be adequate for our operations through the end of our current fiscal year.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth information about the beneficial ownership of our outstanding common stock by each person beneficially owning more than 5% of the shares, by each of our directors and officers, and by all of our directors and officers as a group. The table shows the number and percentage of shares held by each person as of February 28, 2005, before the offering described in this prospectus. The table also shows the number of shares beneficially owned by each person after the completion of this offering. The address of each person listed in the table is 17337 Ventura Boulevard, Suite 208, Encino, California 91316.

                                          NUMBER        PERCENTAGE   PERCENTAGE
                                        OF SHARES        OF CLASS     OF CLASS
                                          OWNED           OWNED        OWNED
                                        BEFORE THE      BEFORE THE    AFTER THE
NAME AND ADDRESS                         OFFERING        OFFERING     OFFERING
---------------------------------       ----------      ----------   ----------
Young Family Trust ..............       1,190,000(1)      95.20%       28.0%

Buddy Young and
Rebecca Young ...................       1,190,000(1)      95.20%       28.0%

Joseph Adelman ..................          10,000          0.80%        0.03%

Stephen Albright ................          10,000          0.80%        0.03%

Frank Capra Jr ..................          10,000          0.80%        0.03%

Mel Powell ......................          10,000          0.80%        0.03%

Dennis Spiegelman ...............          10,000          0.80%        0.03%

All officers and directors
  as a group (6 persons) ........       1,240,000         92.20%       29.18%(2)

----------
(1) All of the shares beneficially owned by the Young Family Trust are also beneficially owned by Buddy Young and Rebecca Young, who, as co-trustees of the Trust, share voting and investment power over the shares. Buddy Young is a director and executive officer of Futura Pictures

(2) Assumes that all 3,000,000 of the shares offered by Futura Pictures are sold in this offering. If we sold none of those shares, then the percentages shown in this column would increase from 30.6% to 100%.

                              PLAN OF DISTRIBUTION

         We are offering up to 3,000,000 shares of our common stock for $0.20 per in this initial public offering of our common stock. This is a best-efforts offering and will only be offered for sale by four of our officers and directors, namely, Buddy Young, Dennis Spiegelman, Mel Powell and L. Stephen Albright. Thus, we are not required to sell a minimum number of shares or a minimum dollar amount before we are entitled to keep an investor's payment for shares. All funds received from investors will not be deposited in any escrow, trust or similar account. All funds received from investors will be available for our immediate use.

         Since we are making this offering on a best-efforts basis, we do not plan to use any underwriters or broker-dealers to assist in the sale of the shares offered for sale. We may continue offering these shares for sale for up to two years from the date of this prospectus.

         Our officers and directors, namely, Buddy Young, Dennis Spiegelman, Mel Powell and L. Stephen Albright will commence this offering promptly and will make the offering on a continuous basis for up to two years from the date of this prospectus or until earlier completion or termination. We are making this offering only in the States of New York, New Jersey, Florida, and California.

         We have not entered into, nor do we intend to enter into, any agreement, understanding or arrangement with any underwriter or broker-dealer regarding the sale of common stock in this offering, nor is there an underwriter or coordinating broker acting on our behalf in connection with this offering.

         Neither Buddy Young, Dennis Spiegelman, Mel Powell nor L. Stephen Albright is a registered securities broker-dealer. As officers and directors of Futura Pictures, they will be offering the shares for sale in reliance upon Rule 3a4-1 of the rules promulgated under the Securities Exchange Act of 1934, which rule permits the sale of securities by persons associated with the issuer company.

         We have agreed to pay all expenses of this offering, including legal and accounting fees, SEC filing fees, expenses of compliance with state and provincial securities laws, and printing costs.

         Another possible limitation which may affect the resale of shares of our common stock is the "Blue Sky" laws and regulations of the State or jurisdiction in which a shareholder wishing to re-sell may reside. Some States may distinguish between companies with active businesses and companies whose only business is to seek to secure business opportunities, and may restrict or limit resales of otherwise free-trading and unrestricted securities of companies. We have taken no action to register or qualify our common stock for resale pursuant to the "Blue Sky" laws or regulations of any State or jurisdiction, except for California and New York where we are attempting to register the shares for sale. Accordingly offers to buy or sell our existing securities may be unlawful in certain States and may be subject to civil or criminal penalties.

                            DESCRIPTION OF SECURITIES

         We have one class of common stock authorized for issuance. Of the 25,000,000 shares of common stock authorized, 1,250,000 shares are currently issued and outstanding. We do not have any preferred stock authorized for issuance.

         Holders of common stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. To date we have not paid any dividends on our common stock, and we do not anticipate paying any dividends in the foreseeable future.

         Each  share  of  our  common  stock  is  entitled  to  one  vote.   Our
stockholders have no preemptive rights.

         If and when this Prospectus is declared effective by the Securities & Exchange Commission we plan to retain the services of U.S. Stock Transfer Corporation, located at 1745 Gardena Avenue, 2nd Floor, Glendale, California 91204, to serve as our transfer agent for our common stock

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Section 145 of the Delaware General Corporation Law authorizes us to indemnify any director or officer under prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceedings, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being one of our directors or officers if it is determined that the person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Article Seventh of our certificate of incorporation provides for the indemnification of directors and officers to the full extent permitted by Delaware law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Futura Pictures pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

         Certain legal matters in connection with the issuance of the securities offered hereby will be passed upon for Futura Pictures by L. Stephen Albright, attorney at law, Los Angeles, California.

                                     EXPERTS

         The financial statements of Futura Pictures, Inc. as of February 28, 2005 have been included in this prospectus in reliance on the report of Farber & Hass LLP, independent registered public accountants, given on the authority of that firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement with the Securities and Exchange Commission pursuant to the Securities Act of 1933, which includes both a copy of this prospectus and additional information. Following the date of this prospectus, we will also be required to file periodic reports and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may access and copy our registration statement and any other documents that we file with the SEC by visiting the SEC's web site on the Internet at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms located at Room 1024, Judiciary Plaza, 450 5th Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC's public reference rooms by calling the SEC at 1-800-SEC-0330.

         You should rely only on the information provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date after the date of this prospectus.

                              FUTURA PICTURES, INC.

                          INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----

Independent Registered Auditors' Report..................................    F-2

Balance Sheet as of February 28, 2005....................................    F-3

Statements of Operations.................................................    F-4
     Year Ended February 28, 2005
     Period from December 10, 2003 (Date of Inception) to
         February 28, 2005

Statements of Stockholders' Equity.......................................    F-5
     Period from December 10, 2003 (Date of Inception) to
         February 28, 2005

Statements of Cash Flows.................................................    F-6
     Year Ended February 28, 2005
     Period from December 10, 2003 (Date of Inception) to
         February 28, 2005

Notes to Financial Statements............................................    F-8

                     INDEPENDENT REGISTERED AUDITORS' REPORT

To the Board of Directors and Stockholders of Futura Pictures, Inc.:

We have audited the accompanying balance sheet of Futura Pictures, Inc. (a development stage company; the "Company") as of February 28, 2005 and the related statements of operations, stockholders' deficit and cash flows for the year ended February 28, 2005 and from inception (December 10, 2003)to February 28, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amount s and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company at February 28, 2005 and the results of its operations and its cash flows for the year ended February 28, 2005 and from inception to February 28, 2005, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's current financial resources are not considered adequate to fund its planned operations. This condition raises substantial doubt about its ability to continue as a going concern. Management's plans regarding this matter is described in Notes 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Farber & Hass LLP
March 18, 2005
Camarillo, California

                              FUTURA PICTURES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                FEBRUARY 28, 2005




ASSETS

Cash ........................................................          $  9,940
Investments in screenplays ..................................             1,000
Prepaid loan commitment - related party .....................            18,208
                                                                       --------


         TOTAL ASSETS .......................................          $ 29,148
                                                                       ========


STOCKHOLDERS' EQUITY

Common stock, par value $0.0001 per share
     Authorized - 25,000,000 shares
     Issued and outstanding - 1,250,000 shares ..............          $    125
Additional paid-in capital ..................................            34,875
Deficit accumulated during the development stage ............            (5,852)
                                                                       --------


TOTAL STOCKHOLDERS' EQUITY ..................................          $ 29,148
                                                                       ========


The accompanying notes are an integral part of these financial statements.

                              FUTURA PICTURES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS

                                                                         From
                                                                    December 10,
                                                      For the      2003 (Date of
                                                     Year Ended    Inception) to
                                                      February      February 28,
                                                      28, 2005           2005
                                                      ---------       ---------

DEVELOPMENT STAGE EXPENSES

      Selling, general and administrative ......      $     852       $     852
      Directors' fees, non-cash compensation ...          5,000           5,000
                                                      ---------       ---------

           TOTAL DEVELOPMENT STAGE EXPENSES ....      $   5,852       $   5,852
                                                      ---------       ---------

NET (LOSS) .....................................      $  (5,852)      $  (5,852)
                                                      =========       =========

NET (LOSS) PER COMMON SHARE

      Basic and diluted ........................      $   (0.04)      $   (0.05)
                                                      =========       =========

WEIGHTED AVERAGE NUMBER OF COMMON
      SHARES OUTSTANDING

      Basic and diluted ........................        150,082         122,825
                                                      =========       =========


The accompanying notes are an integral part of these financial statements.

                              FUTURA PICTURES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                      FOR THE PERIOD FROM DECEMBER 10, 2003
                    (DATE OF INCEPTION) TO FEBRUARY 28, 2005

                                                                                         DEFICIT
                                                                                       ACCUMULATED
                                               COMMON STOCK             ADDITIONAL     DURING THE          TOTAL
                                        ----------------------------     PAID-IN       DEVELOPMENT      STOCKHOLDERS'
                                          SHARES           AMOUNT        CAPITAL         STAGE            DEFICIT
                                        ----------      ------------    ---------       ---------        ---------
Issuance of common stock for
        cash - January 9, 2005          1,000,000       $     100       $   9,900       $    --          $  10,000

Issuance of common stock for
        directors' fees -
        January 9, 2005 ......             50,000               5           4,995            --              5,000

Issuance of common stock for
        loan commitment -
        related party -
        February 16, 2005 ....            190,000              19          18,981            --             19,000

Issuance of common stock for
        screenplay options -
        February 28, 2005 ....             10,000               1             999            --              1,000

Net (loss) for the year ended
        February 28, 2005 ....               --              --              --            (5,852)          (5,852)
                                        ---------       ---------       ---------       ---------        ---------

Balance, February 28, 2005 ...          1,250,000       $     125       $  34,875       $  (5,852)       $  29,148
                                        =========       =========       =========       =========        =========


The accompanying notes are an integral part of these financial statements.

                              FUTURA PICTURES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS


                                                                        FROM
                                                       FOR THE      DECEMBER 10,
                                                         YEAR      2003 (DATE OF
                                                        ENDED      INCEPTION) TO
                                                       FEBRUARY        FEBRUARY
                                                       28, 2005        28, 2005
                                                       --------        --------

CASH FLOWS FROM OPERATING ACTIVITIES:
        Net (loss) .............................       $ (5,852)       $ (5,852)
        Adjustments to reconcile net (loss)
          to net cash (used) by operating
          activities:
             Common stock issued for
                directors' fees ................          5,000           5,000
             Amortization expense ..............            792             792
                                                       --------        --------

          NET CASH (USED) BY OPERATING
             ACTIVITIES ........................            (60)            (60)
                                                       --------        --------


CASH FLOWS FROM FINANCING ACTIVITIES:
        Proceeds from sale of common stock .....         10,000          10,000
                                                       --------        --------

          NET CASH PROVIDED BY FINANCING
             ACTIVITIES ........................         10,000          10,000
                                                       --------        --------

NET INCREASE IN CASH
        AND CASH EQUIVALENTS ...................       $  9,940        $  9,940

CASH AND CASH EQUIVALENTS
        AT THE BEGINNING OF THE PERIOD .........           --              --
                                                       --------        --------

CASH AND CASH EQUIVALENTS
        AT THE END OF THE PERIOD ...............       $  9,940        $  9,940
                                                       ========        ========


The accompanying notes are an integral part of these financial statements.

                              FUTURA PICTURES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                       STATEMENTS OF CASH FLOW (CONTINUED)

                                                                        FROM
                                                       FOR THE      DECEMBER 10,
                                                         YEAR      2003 (DATE OF
                                                        ENDED      INCEPTION) TO
                                                       FEBRUARY        FEBRUARY
                                                       28, 2005        28, 2005
                                                       --------        --------

SUPPLEMENTAL DISCLOSURE OF
        CASH FLOW INFORMATION

        Interest paid ............................     $   --          $   --
        Taxes paid ...............................     $   --          $   --

SCHEDULE OF NON-CASH INVESTING AND
        FINANCING ACTIVITIES:

        Issuance of 50,000 shares of common
          stock for directors' fees ..............     $  5,000        $  5,000

        Issuance of 190,000 shares of
          common stock for loan commitment .......     $ 19,000        $ 19,000

        Issuance of 10,000 shares of common
          stock for screenplay options ...........     $  1,000        $  1,000


The accompanying notes are an integral part of these financial statements.

                              FUTURA PICTURES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                FEBRUARY 28, 2005

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ORGANIZATION AND NATURE OF BUSINESS

         Futura Pictures, Inc. (the "Company") was incorporated under the laws of the state of Delaware on December 10, 2003. The Company was formed to engage in the production, and the co-financing of motion pictures whose production budgets are estimated to range between $500,000 and $1,500,000, produced solely for the distribution directly to the domestic and international home video markets.

         UNCLASSIFIED BALANCE SHEET

         In accordance with the provisions of AICPA Statement of Position 00-2, "ACCOUNTING BY PRODUCERS OR DISTRIBUTORS OF FILMS", the Company has elected to present an unclassified balance sheet.

         CASH AND CASH EQUIVALENTS

         For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

         PREPAID EXPENSES

         The Company amortizes its prepaid expenses on a straight-line basis over the period during which it will receive the underlying services.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts and timing of revenues and expenses, the reported amounts and classification of assets and liabilities, and the disclosure of contingent assets and liabilities. These estimates and assumptions are based on the Company's historical results as well as management's future expectations. The Company's actual results could vary materially from management's estimates and assumptions.

                              FUTURA PICTURES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                FEBRUARY 28, 2005

NOTE 1   SUMMARY OF SIGNIFICATE ACCOUNTING POLICIES (CONTINUED)

         VALUE OF STOCK ISSUED FOR SERVICES

         The Company periodically issues shares of its common stock in exchange for, or in settlement of, services. The Company's management values the shares issued in such transactions at either the then market price of the Company's common stock, , as determined by the Board of Directors and after taking into consideration factors such as volume of shares issued or trading restrictions, or the value of the services rendered, whichever is more readily determinable.

         RECENTLY-ISSUED ACCOUNTING PRONOUNCEMENTS

         There are no accounting standards with pending adoptions that have any applicability to the Company.

         NET INCOME (LOSS) PER SHARE

         The Company adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings
         (loss) per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. In accordance with FASB 128, any anti-dilutive effects on net income (loss) per share are excluded. The Company has no potentially dilutive securities outstanding at February 28, 2005.

         INCOME TAXES

         Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, "Accounting for Income Taxes". As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

                              FUTURA PICTURES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                FEBRUARY 28, 2005

NOTE 1   SUMMARY OF SIGNIFICATE ACCOUNTING POLICIES (CONTINUED)

         DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

         The Company estimates that the fair value of all financial instruments at February 28, 2005 as defined in FASB 107 does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

NOTE 2 SIGNIFICANT UNCERTAINTY REGARDING THE COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN AND MANAGEMENT PLANS

         The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company's current financial resources are not considered adequate to fund its planned operations. This condition raises substantial doubt about its ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

         The Company's continuation as a going concern currently is dependent upon it timely procuring significant external debt and/or equity financing to fund its immediate and nearer-term operations, and subsequently realizing operating cash flows from sales of its film products sufficient to sustain its longer-term operations and growth initiatives, including its desired marketing and new potential film screenplays.

NOTE 3   DEVELOPMENT STAGE OPERATIONS

         As of February 28, 2005, the Company was in the development stage of operations. According to the Financial Accounting Standards Board of the Financial Accounting Foundation, a development stage Company is defined as a company that devotes most of its activities to establishing a new business activity. In addition, planned principal activities have not commenced, or have commenced and have not yet produced significant revenue.

                              FUTURA PICTURES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                FEBRUARY 28, 2005

NOTE 4   INVESTMENT IN SCREENPLAYS

         During January 2005, the Company acquired an option on a screenplay entitled "Cass & Karri", written by Don Tsuchiyama, the "Writer", in exchange for 5,000 shares of the Company's common stock with an aggregate value of $500. The agreement calls for the Writer to grant the Company an exclusive and irrevocable option to purchase all motion picture, television, and allied rights in "Cass & Karri" for the term of one year. The option has an exercise price of $10,000 upon execution plus one percent of the final budget, upon commencement of principal photography.

         Also during January 2005, the Company acquired an option on a screenplay entitled "Life.dot.com", written by Frank Gillman in exchange for 5,000 shares of the Company's common stock with an aggregate value of $500. The agreement calls for the Writer to grant the Company an exclusive and irrevocable option to purchase all motion picture, television, and allied rights in "Life.dot.com" for the term of one year. The option has an exercise price of $10,000 upon execution plus one percent of the final budget, upon commencement of principal photography.

         A summary of the Company's investment in screenplays is as follows:

                  "Cass & Karri", by Don Tsuchiyama ..      $  500
                  "Life.dot.com", by Frank Gillman ...         500
                                                            ------

                       Total investment in screenplays      $1,000
                                                            ======

NOTE 5   RELATED PARTY TRANSACTION

         PREPAID LOAN COMMITMENT

         On February 16, 2005, the Company's President, Buddy Young, accepted an unsecured promissory note from the Company and agreed to lend up to $100,000 to the Company to fund any cash shortfalls. The note bears interest at 8% and is due no later than December 31, 2006. The Company paid Mr. Young 190,000 shares of the Company's common stock with an aggregate value of $19,000 for the loan commitment. No amounts were borrowed or outstanding on this loan at February 28, 2005. Accumulated amortization at February 28, 2005 is $792.

                              FUTURA PICTURES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                FEBRUARY 28, 2005

NOTE 6   STOCKHOLDERS' EQUITY

         During the year the Company issued the following shares of stock:

         January 9, 2005 - 1,000,000 shares to the Company's Founder and President, Buddy Young, in exchange for $10,000 cash.

         January 9, 2005 - 50,000 shares valued at $5,000 to five of the Company's board of director members in exchange for services rendered during the year ended February 28, 2005.

         February 16, 2005 - 190,000 shares valued at $19,000 to the Company's President, Buddy Young, in payment of a loan commitment.

         February 28, 2005 - 5,000 shares valued at $500 to Don Tsuchiyama for the option on his screenplay.

         February 28, 2005 - 5,000 shares valued at $500 to Frank Gillman for the option on his screenplay.

NOTE 7   INCOME TAXES

         DEFERRED TAX COMPONENTS

         Significant components of the Company's deferred tax assets are as follows at February 28, 2005:

                  Net operating loss carry-forward       $ 1,200
                           Less valuation allowance       (1,200)
                                                         -------

                  Net deferred tax assets .........      $     0
                                                         =======

         Summary of valuation allowance:

                  Balance, March 1, 2004 ..........      $     0
                  Addition for the year ended
                     February 28, 2005 ............        1,200
                                                         -------

                  Balance, February 28, 2005 ......      $ 1,200
                                                         =======

                              FUTURA PICTURES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                FEBRUARY 28, 2005


NOTE 7   INCOME TAXES (CONTINUED)

         In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.


         NET OPERATING LOSS

         The Company has the following net operating loss carry-forwards:

                    YEAR OF LOSS         EXPIRATION DATE         AMOUNT
                    ------------         ---------------         ------

                  February 28, 2005     February 28, 2025      $   5,852

                            BACK COVER OF PROSPECTUS

                      DEALER PROSPECTUS DELIVERY OBLIGATION


         THE EARLIER OF EITHER TWO YEARS ANNIVERSARY OF EFFECTIVE DATE, OR THE DATE ON WHICH OUR SHARES BECOME LISTED ON EITHER THE OVER THE COUNTER BULLETIN BOARD SYSTEM OR THE PINK SHEETS ELECTRONIC QUOTATION SYSTEM. ALL DEALERS EFFECTING TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The liability of our officers and directors is or may be affected by the following provisions of applicable state law and of our certificate of incorporation and bylaws:

         Section 145 of the Delaware General Corporation Law permits our board of directors to indemnify any person against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of each such corporation, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

         Section 102(b)(7) of the Delaware General Corporation Law permits us to adopt a provision in our certificate of incorporation eliminating or limiting the personal liability of our directors to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law (relating to the payment of unlawful dividends and unlawful stock purchases and redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

         Under Section 2115 of the California General Corporation Law, certain provisions of the California General Corporation Law may be deemed to apply to Futura Pictures as a Delaware corporation doing business in the state of California. Those sections include Section 317, which makes provision for the indemnification of officers and directors in terms sufficiently broad to include indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933.

         Our certificate of incorporation provides for mandatory indemnification of our directors and officers to the full extent permitted by law. Our certificate of incorporation further provides that the personal liability of our directors is eliminated to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as the same may be amended and supplemented from time to time.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         We estimate the following expenses in connection with this registration and offering of common stock by the Young Family Trust. Futura Pictures will pay all of these expenses.

         SEC registration fee .......................           $   198
         Printing costs .............................               500
         Blue sky fees ..............................             3,000
         Accounting fees and expenses ...............             7,500
         Legal fees and expenses ....................            45,000
         Miscellaneous ..............................             3,500
                                                                -------

               Total ................................           $59,698
                                                                =======

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         In January 2005, we sold 1,000,000 shares of common stock to Buddy Young, our president and majority shareholder for $10,000, and in February 2005, we issued 190,000 shares of our Common Stock for his commitment to fund any cash shortfall for our operations up to $100,000, during the next twelve months. Additionally, with the exception of Buddy Young, our president and principal shareholder, each of our directors and executive officers has received 10,000 shares of our common stock as compensation for their work on our behalf. The sales of these shares were exempt from registration under Section 4(2) of the Securities Act of 1933 as a transaction not involving a public offering. We issued the shares subject to resale restrictions.

         In February 2005, we issued 5,000 shares of our common stock to both Frank Gillman and Don Tsuchiyama as compensation for the option we acquired on their screenplays (SEE Business, page 12).

ITEM 27. EXHIBITS.

         3.1 Certificate of Incorporation of the registrant dated December 10, 2003 and filed with the Delaware Secretary of State on December 10, 2003

         3.5      Bylaws of Futura Pictures, Inc.

         4.1      Form of Certificate of Common Stock of Futura Pictures, Inc.

         5.1 Opinion of L. Stephen Albright regarding the legality of the securities being registered

         23.1     Consent of Farber & Hass LLP

         23.2     Consent of L. Stephen Albright (included in Exhibit 5.1)

ITEM 17. UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement to:

                  (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii)    To  include  any   additional  or  changed   material
                           information on the plan of distribution;

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-B2, as amended, and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Encino, State of California, on March 28, 2005.


                                     FUTURA PICTURES, INC.
                                     Registrant


                                     By:   /S/BUDDY YOUNG
                                         -------------------------------------
                                         Buddy Young
                                         President and Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         NAME                          TITLE                          DATE
         ----                          -----                          ----

 /S/ BUDDY YOUNG              President, Chief Executive          March 28, 2005
-------------------------
Buddy Young                   Officer, Chief Financial
                              Officer and Director (Principal
                              Executive, Financial and
                              Accounting Officer)

 /S/ JOSEPH ADELMAN           Director                            March 28, 2005
-------------------------
Joseph Adelman


 /S/ L. STEPHEN ALBRIGHT      Director                            March 28, 2005
-------------------------
L. Stephen Albright


 /S MEL POWELL                Director                            March 28, 2005
-------------------------
Mel Powell


 /S/ DENNIS SPIEGELMAN        Director                            March 28, 2005
-------------------------
Dennis Spiegelman

                                 EXHIBITS INDEX



EXHIBIT NO.                             TITLE OF DOCUMENT
----------        --------------------------------------------------------------

   3.1 Certificate of Incorporation of the registrant dated December 10, 2003 and filed with the Delaware Secretary of State on December 10, 2003

   3.5            Bylaws of Futura Pictures, Inc.

   4.1            Form of Certificate of Common Stock of Futura Pictures, Inc.

   5.1 Opinion of L. Stephen Albright regarding the legality of the securities being registered

   23.1           Consent of Farber & Hass LLP

   23.2           Consent of L. Stephen Albright (included in Exhibit 5.1)


                                      EX-1